                                                                   Exhibit 10.24

                             PLANAR SYSTEMS, INC.

                          DEFERRED COMPENSATION PLAN






                          Effective February 1, 1997

                            As Amended and Restated

                          Effective April 29, 1999

                               TABLE OF CONTENTS

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                                                                           PAGE
                                                                           ----
ARTICLE I--PURPOSE AND EFFECTIVE DATE....................................     1

ARTICLE II--DEFINITIONS..................................................     1

 2.1   Account...........................................................     1
 2.2   Beneficiary.......................................................     1
 2.3   Change in Control.................................................     1
 2.4   Compensation......................................................     2
 2.5   Compensation Committee............................................     2
 2.6   Deferral Commitment...............................................     2
 2.7   Deferral Period...................................................     3
 2.8   Determination Date................................................     3
 2.9   Elective Deferred Compensation....................................     3
 2.10  Employer..........................................................     3
 2.11  Financial Hardship................................................     3
 2.12  Investment Index..................................................     3
 2.13  Participant.......................................................     3
 2.14  Participation Agreement...........................................     3
 2.15  Plan Benefit......................................................     3
 2.16  Plan Year.........................................................     4
 2.17  Retirement........................................................     4
 2.18  Stock Gains.......................................................     4
 2.19  Subaccount........................................................     4

ARTICLE III--PARTICIPATION AND DEFERRAL COMMITMENTS......................     4

 3.1   Eligibility and Participation.....................................     4
 3.2   Form of Deferral..................................................     5
 3.3   Limitations on Deferral Commitments...............................     5
 3.4   Modification of Deferral Commitment...............................     5

ARTICLE IV--DEFERRED COMPENSATION ACCOUNTS...............................     6

 4.1   Accounts..........................................................     6
 4.2   Elective Deferred Compensation....................................     6
 4.3   Allocation of Elective Deferred Compensation......................     7
 4.4   Discretionary Contributions.......................................     7
 4.5   Determination of Accounts.........................................     7
 4.6   Vesting of Accounts...............................................     7
 4.7   Statement of Accounts.............................................     8

                                                                             (i)

                               TABLE OF CONTENTS

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                                                                           PAGE
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
ARTICLE V--PLAN BENEFITS.................................................     8

 5.1   Distributions Prior to Termination of Employment..................     8
 5.2   Distributions Upon Termination of Employment......................     8
 5.3   Form of Benefit Payment...........................................     8
 5.4   Form of Benefit Payment for Director Participants.................     9
 5.5   Commencement of Benefit Payment...................................     9
 5.6   Death Benefit.....................................................     9
 5.7   Withholding for Taxes.............................................    10
 5.8   Valuation and Settlement..........................................    10
 5.9   Payment to Guardian...............................................    10

ARTICLE VI--BENEFICIARY DESIGNATION......................................    10

  6.1  Beneficiary Designation...........................................    10

ARTICLE VII--ADMINISTRATION..............................................    11

  7.1  Committee; Duties.................................................    11
  7.2  Agents............................................................    11
  7.3  Binding Effect of Decisions.......................................    11
  7.4  Indemnity of Committee and Administrators.........................    11

ARTICLE VIII--CLAIMS PROCEDURE...........................................    11

  8.1  Claim.............................................................    11
  8.2  Review of Claim...................................................    11
  8.3  Notice of Denial of Claim.........................................    12
  8.4  Reconsideration of Denied Claim...................................    12

ARTICLE IX--AMENDMENT AND TERMINATION OF PLAN............................    12

  9.1  Amendment.........................................................    12
  9.2  Employer's Right to Terminate.....................................    13

ARTICLE X--MISCELLANEOUS.................................................    13

 10.1  Unfunded Plan.....................................................    13
 10.2  Unsecured General Creditor........................................    13
 10.3  Trust Fund........................................................    14
 10.4  Nonassignability..................................................    14
 10.5  Not a Contract of Employment......................................    14
 10.6  Governing Law.....................................................    14
 10.7  Validity..........................................................    14
 10.8  Notice............................................................    14
 10.9  Successors........................................................    15

                                                                            (ii)

                             PLANAR SYSTEMS, INC.

                          DEFERRED COMPENSATION PLAN



                     ARTICLE I--PURPOSE AND EFFECTIVE DATE

     The purpose of this Deferred Compensation Plan (the "Plan") is to provide current tax planning opportunities as well as supplemental funds for the retirement or death of certain employees and outside directors of Planar Systems, Inc., or any successor to the business thereof, and any affiliated or subsidiary corporation (the "Company"). The Plan shall be in addition to existing deferred compensation plans and arrangements maintained by the Company. It is intended that the Plan will aid in retaining and attracting employees of exceptional ability by providing them with these benefits. This Plan shall be effective as of February 1, 1997 (the "Effective Date").


                            ARTICLE II--DEFINITIONS

     For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1  Account

     "Account" means the device used by the Employer to measure and determine the amounts paid to a Participant under the Plan. Each Account shall consist of one (1) or more Subaccounts. A Participant's Account shall not constitute or be treated as a trust fund of any kind.

2.2  Beneficiary

     "Beneficiary" means the person, persons or entity entitled under Article VI to receive any Plan benefits payable after a Participant's death.

2.3  Change in Control

     "Change in Control" means at any time after the date of the adoption of this Plan, the occurrence of any one or more of the following:

          (a) With respect to the Company, a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended or any successor thereto; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of Voting Securities of the Company representing fifty percent (50%) plus one (1) share or more of the combined voting power of the Company's then outstanding Voting Securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, together with any new directors whose election, or nomination for election by the shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then

PAGE 1 - DEFERRED COMPENSATION PLAN
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     still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least fifty percent (50%) plus one
     (1) share or more of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one (1) transaction or a series of transactions) of all or substantially all of the Company's assets to a person or entity which is not a subsidiary of the Company. As used herein, "Voting Securities" shall mean any securities which vote generally in the election of directors.

2.4  Compensation

     "Compensation" means the following, which are payable to a Participant during the Plan Year and considered to be "wages" for purposes of federal income tax withholding or "net earnings from self-employment" for purposes of federal self-employment tax, before reduction for amounts deferred this Plan, salary reduction contributions under IRC Section 401(k), or any other deferral arrangements:

          (a)  Salary, including Success Sharing Plan compensation;

          (b)  Bonus;

          (c)  Director and committee fees;

          (d)  Sales commissions.

     Compensation does not include expense reimbursements, any form of noncash compensation or benefits, group life insurance premiums, or any other payments or benefits other than normal compensation.

2.5  Compensation Committee

     "Compensation Committee" means the Compensation Committee of the Board of Directors or their designee(s).

2.6  Deferral Commitment

     "Deferral Commitment" means an election to defer Compensation made by a Participant pursuant to Article III and for which a separate Participation Agreement has been submitted by the Participant to the Compensation Committee.

PAGE 2 - DEFERRED COMPENSATION PLAN
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2.7  Deferral Period

     "Deferral Period" means the period over which a Participant has elected to defer a portion of his Compensation. Each Plan Year shall be a separate Deferral Period, provided that the Deferral Period may be modified pursuant to Section 3.4.

2.8  Determination Date

     "Determination Date" means the last business day of each calendar month.

2.9  Elective Deferred Compensation

     "Elective Deferred Compensation" means the amount of Compensation that a Participant elects to defer pursuant to a Deferral Commitment.

2.10 Employer

     "Employer" means the Company or any successor to the business thereof, and any affiliated or subsidiary corporations designated by the Compensation Committee.

2.11 Financial Hardship

     "Financial Hardship" means an immediate and heavy financial need of the Participant, determined by the Compensation Committee on the basis of information supplied by the Participant in accordance with the standards set forth in the applicable treasury regulations promulgated under Section 401(k) of the Internal Revenue Code, or such other standards as are, from time to time, established by the Compensation Committee.

2.12 Investment Index

     "Investment Index" means each index selected by a Participant to be used as an earnings index pursuant to Article IV. Each Investment Index shall be a phantom investment fund which shall be credited with the earnings (whether a gain or loss) at the same rate as the investment funds as the Compensation Committee may select from time to time.

2.13 Participant

     "Participant" means any individual who is participating or has participated in this Plan as provided in Article III.

2.14 Participation Agreement

     "Participation Agreement" means the agreement submitted by a Participant to the Compensation Committee prior to the beginning of the Deferral Period, with respect to a Deferral Commitment made for such Deferral Period.

2.15 Plan Benefit

     "Plan Benefit" means the benefit payable to a Participant as calculated in
Article V.

PAGE 3 - DEFERRED COMPENSATION PLAN
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2.16 Plan Year

     "Plan Year" means the period beginning January 1 and ending December 31.

2.17 Retirement

     "Retirement" means the attainment of age fifty-five (55) and permission from the Compensation Committee to terminate employment with the Company.

2.18 Stock Gains

     "Stock Gains" mean the value accrued upon exercise of an eligible nonqualified stock option or restricted stock grant. For stock options, this value will be the excess of the aggregate fair market value at the time of exercise over the total option purchase price necessary to exercise such option. For restricted stock grants, this value will be the aggregate fair market value of the stock at the time of deferral.

2.19 Subaccount

     "Subaccount" means the device used by Employer to measure and determine the amount of deferrals and Discretionary Contributions, if any, allocated to each Subaccount Index selected by the Participant, and the Earnings allocated therein.


              ARTICLE III--PARTICIPATION AND DEFERRAL COMMITMENTS

3.1  Eligibility and Participation

          (a) Eligibility. Eligibility to participate in the Plan is limited to outside directors of the Board of Directors and those employees who are designated by the Compensation Committee.

          (b) Participation. An eligible employee or director may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Compensation Committee by December 15 of the Plan Year immediately preceding the Deferral Period.

          (c) Part-Year Participation. If an employee or director first becomes eligible to participate during a Plan Year, a Participation Agreement must be submitted to the Compensation Committee no later than thirty (30) days following notification to the employee or director of eligibility to participate, and such Participation Agreement shall be effective only with regard to Compensation earned or payable following the submission of the Participation Agreement to the Compensation Committee.

PAGE 4 - DEFERRED COMPENSATION PLAN

3.2  Form of Deferral

     A Participant may elect Deferral Commitments in the Participation Agreement as follows:

          (a) Salary Deferral Commitment. A salary Deferral Commitment shall be related to the salary including Success Sharing Plan compensation, payable to a Participant during the Deferral Period. The amount to be deferred shall be stated as a percentage or dollar amount.

          (b) Bonus Deferral Commitment. A bonus Deferral Commitment shall be related to the bonus payable to the Participant during the Deferral Period. The amount to be deferred shall be stated as a percentage or dollar amount.

          (c) SALES COMMISSION DEFERRAL COMMITMENT. A Sales Commission Deferral Commitment shall be related to sales commissions payable to the Participant during the Deferral Period. The amount to be deferred shall be stated as a percentage or dollar amount.

          (d) DIRECTOR FEES DEFERRAL COMMITMENT. A Director Fees Deferral Commitment shall be related to Board and committee fees payable to the Participant during the Deferral Period. The amount to be deferred shall be stated as a percentage or dollar amount.

          (e) Deferral of Stock Gains. Unless specifically authorized by the Compensation Committee, a Participant shall not be eligible to defer Stock Gains under the Plan.

3.3  Limitations on Deferral Commitments

     The following limitations shall apply to Deferral Commitments:

          (a) Minimum. The minimum salary and director and committee fees deferral amount shall be two thousand dollars ($2,000) per year. There shall be no minimum deferral amount for bonus or sales commissions.

          (b) Maximum. The maximum deferral amount shall be eighty percent (80%), in whole percentages, of salary, bonus, and sales commissions, and one hundred percent (100%), in whole percentages, of director and committee fees.

          (c) Changes in Minimum or Maximum. The Compensation Committee may change the minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such change may affect a Deferral Commitment made prior to the Compensation Committee's action.

          (d) Deferral of Stock Gains. In the event that the Compensation Committee specifically authorizes a Participant to defer Stock Gains under the Plan, the deferral of such Stock Gain shall be subject to such terms and conditions as the Compensation Committee may establish.

3.4  Modification of Deferral Commitment

     A Deferral Commitment shall be irrevocable except that the Compensation Committee may permit a Participant to reduce the amount to be deferred, or waive the remainder of the Deferral Commitment upon a finding that the Participant has suffered a Financial Hardship.

PAGE 5 - DEFERRED COMPENSATION PLAN

                  ARTICLE IV--DEFERRED COMPENSATION ACCOUNTS

4.1  Accounts

     For record keeping purposes only, an Account shall be maintained for each Participant. Separate Subaccounts shall be maintained to the extent necessary to properly reflect the Participant's election of Investment Indices and total Account balance.

4.2  Elective Deferred Compensation

     A Participant's Elective Deferred Compensation shall be credited to the Participant's Account as follows:

          (a) As soon as practicable following the end of each applicable pay period, the Committee shall credit the Participant's Subaccounts with an amount equal to salary deferred by the Participant during each pay period in accordance with the Participant's election; that is, the portion of the Participant's deferred salary that the Participant has elected to be deemed to be invested in a certain type of Investment Index shall be credited to the Subaccount corresponding to that Investment Index.

          (b) As soon as practicable after each bonus or partial bonus, directors' or committee fee or sales commission would have been paid, the Committee shall credit the Participant's Subaccounts with an amount equal to any bonus, partial bonus, directors' or committee fee or sales commission deferred by the Participant's election; that is, the portion of the Participant's deferred bonus, partial bonus, directors' or committee fee or sales commission that the Participant has elected to be deemed to be invested in a certain type of Investment Index shall be credited to the Subaccount corresponding to that Investment Index.

          (c) As soon as practicable after the last day of the Deferral Period or such earlier time or times as the Committee may determine, the Committee shall credit the Participant's Subaccounts with an amount equal to the portion, if any, of any Discretionary Contributions made to or for the Participant's benefit in accordance with Section 4.4; that is, the portion of the Participant's Discretionary Contribution, if any, that the Participant has elected to be deemed to be invested in a certain type of Investment Index shall be credited to the Subaccount corresponding to that Investment Index.

          (d) Stock Gains shall not be eligible for deferral under the Plan without prior specific approval by the Compensation Committee, which may be granted or withheld in the sole discretion of the Committee. If the Committee authorizes a Participant to defer Stock Gains under the Plan, and subject to any terms and conditions imposed on such deferral by the Committee, as soon as practicable after Stock would have been issued to a Participant in connection with the exercise of an eligible stock option or restricted stock grant, the Committee shall credit an equivalent number of shares of the deferred to the Participant's Company Stock Subaccount. Unless otherwise authorized by the Compensation Committee, Stock Gains deferred into the Company Stock Subaccount and the deemed earnings on that Subaccount shall be distributed to the Participant only in the equivalent number of shares of Planar Systems, Inc common stock and shall otherwise be governed by the benefit distribution provisions of Article V herein. Stock Gain Deferrals credited to the Company Stock subaccount may not be transferred or reallocated to any other Subaccount or investment index election. In the event that the Compensation Committee authorizes Stock Gains to be deferred into Subaccounts represented by other investment index

PAGE 6 - DEFERRED COMPENSATION PLAN
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     elections allowed under the Plan, the Committee shall credit the
     Participant's Subaccounts, subject to any restrictions imposed by the Committee, with an amount equal to the Stock Gain deferred by the Participant in accordance with the Participant's Stock Gain deferral investment election; that is, the portion of the Participant's deferred bonus that the Participant has elected to be deemed to be invested in a certain type of Investment Index shall be credited to the Subaccount corresponding to that Investment Index. Deferrals credited to an investment index subaccount may be reallocated or transferred to the Company Stock Subaccount, subject to any restrictions imposed by the committee.

          (e) Any withholding of taxes or other amounts with respect to deferred Compensation which is required by state, federal or local law shall be withheld from the Participant's nondeferred Compensation to the maximum extent possible with any excess being paid by Participant to the Company in cash.

4.3  Allocation of Elective Deferred Compensation

          (a) At the time a Participant completes a Deferral Commitment for a Deferral Period, the Participant shall also select the Investment Index or Indexes in which the Participant wishes to have the deferrals deemed invested. The Participant may select any combination of one (1) to five (5) of the Investment Indexes as long as at least five percent (5%), in whole percentages, is credited to each of the Investment Indexes selected.

          (b) A Participant may change the amounts allocated to the Investment Indexes on the first day of each calendar quarter, provided that the Participant submitted notice of the change at least twenty (20) days before the first day of the calendar quarter. The change may apply to prospective deferrals only or may include current account balances.

4.4  Discretionary Contributions

     Company may make Discretionary Contributions to the Participant's Account. Discretionary Contributions shall be credited at such times and in such amounts as the Compensation Committee in its sole discretion shall determine. At such time as the Company makes a Discretionary Contribution, the Compensation Committee may impose a vesting schedule attributable to such Discretionary Contribution.

4.5  Determination of Accounts

     Each Participant's Account as of each Determination Date shall consist of the balance of the Participant's Account as of the immediately preceding Determination Date, plus the Participant's Elective Deferred Compensation credited, any discretionary contributions, and the applicable Earnings, minus the amount of any distributions made since the immediately preceding Determination Date.

4.6  Vesting of Accounts

     Each Participant shall at all times be one hundred percent (100%) vested in the amounts credited to such Participant's Account and earnings thereon.

PAGE 7 - DEFERRED COMPENSATION PLAN

4.7  Statement of Accounts

     The Compensation Committee shall give to each Participant a statement showing the balances in the Participant's Account and Subaccount(s). The statement will be provided on an annual basis and at such other times as may be determined by the Compensation Committee.


                           ARTICLE V--PLAN BENEFITS

5.1  Distributions Prior to Termination of Employment

     An Employee Participant's Account may be distributed to the Participant prior to termination of employment as follows:

          (a) Early Withdrawals. A Participant may elect in a Participation Agreement to withdraw an amount deferred by that Participation Agreement, as of a date specified in the election. This amount shall be the lesser of a stated dollar amount or the Account Balance attributable to that deferral election. Such date shall not be sooner than five (5) years after the date the Deferral Period commences. Such election shall be made at the time the Deferral Commitment is made and shall be irrevocable. The distribution shall be paid in a lump sum on the first business day after the date designated in the Participation Agreement.

          (b) Hardship Withdrawals. Upon a finding that a Participant has suffered a Financial Hardship, the Compensation Committee may, in its sole discretion, make distributions from the Participant's Account. The amount of such a withdrawal shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Financial Hardship. If payment is made due to Financial Hardship under this Plan, the Participant's deferrals under this Plan shall cease for a twelve (12) calendar month period. Any resumption of the Participant's deferrals under the Plan after such twelve (12) calendar month period shall be made only at the election of the Participant in accordance with Article III herein. The distribution shall be paid in a lump sum within thirty (30) days following the determination of a Financial Hardship.

          (c) Accelerated Distribution. Notwithstanding any other provision of the Plan, at any time a Participant shall be entitled to receive, upon written request to the Compensation Committee, a lump-sum distribution equal to ninety percent (90%) of the Account balance as of the Determination Date immediately preceding the date on which the Compensation Committee receives the written request. The remaining balance shall be forfeited by the Participant. The amount payable under this section shall be paid in a lump sum within thirty (30) days following the receipt of the notice by the Compensation Committee from the Participant. A Participant who receives a distribution under this subsection shall be suspended from participation in the Plan for a period of twenty-four (24) calendar months.

5.2  Distributions Upon Termination of Employment

     Upon an Employee Participant's termination of employment with Employer for any reason, the Employer shall pay the Participant or, in the case of death, the Participant's Beneficiary, benefits equal to the balance in the Participant's Account.

5.3  Form of Benefit Payment

PAGE 8 - DEFERRED COMPENSATION PLAN

          (a) If an Employee Participant terminates employment as a result of the following events, the benefit shall be paid in the form elected by the Participant prior to the beginning of each Deferral Period:

               (i)    Retirement.

               (ii)   Death.

               (iii)  Disability.

               (iv) Termination within twenty-four (24) months following a Change in Control.

          (b)  Forms of benefit payment shall be:

               (i)    A lump sum amount which is equal to the Account balance.

               (ii) Equal monthly installments of the Account amortized over up to one hundred twenty (120) months. Earnings on the unpaid balance shall continue to be credited to Subaccounts at the appropriate Investment Index(es) rate.

          (c) If a Participant terminates employment for reasons other than those specified in 5.3(a), the account balance will be paid out in a lump sum.

          (d) Small Account(s). Notwithstanding Section 5.3(a) and (b), unless installment payments are otherwise authorized by the Compensation Committee, if a Participant's Account is under one hundred thousand dollars ($100,000) on the Valuation Date (Section 5.8), the benefit shall be paid in a lump sum.

          (e) Change in Form of Payment. Notwithstanding the above, a Participant may elect to file a change of payment designation which shall supersede the prior form of payment designation for any one (1) or more Deferral Periods. If, upon termination of employment for any reason, the Participant's most recent change of payment designation has not been filed twenty-four (24) months prior to such termination, then the prior election shall be used to determine the form of payment.

5.4  Form of Benefit Payment for Director Participants

     Upon termination of service for any reason of a Director Participant, the benefit shall be paid in the form elected by the Participant prior to the beginning of each deferral period.

5.5  Commencement of Benefit Payment

     Benefits shall commence as soon as practical after termination but in no case more than sixty (60) days after termination.

5.6  Death Benefit

     Upon the death of a Participant, the Employer shall pay to the Participant's Beneficiary an amount equal to the remaining unpaid balance of the Participant's Account in the manner elected by the Participant.

PAGE 9 - DEFERRED COMPENSATION PLAN

5.7  Withholding for Taxes

     To the extent required by the law in effect at the time payments are made, the Employer shall withhold from the payments made hereunder any taxes required to be withheld by the federal or any state or local government, including any amounts which the Employer determines is reasonably necessary to pay any generation-skipping transfer tax which is or may become due. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to
Section 3405(a)(2) of the Internal Revenue Code, or any successor provision thereto. A Beneficiary who elects not to have withholding of taxes must submit documentation to this effect to the Compensation Committee.

5.8  Valuation and Settlement

     The amount of a lump-sum payment shall be based on the value of the Participant's Account on the Determination Date immediately preceding the payment or commencement of installment payments. The initial amount of installments shall be based upon that same value, adjusted for any deferrals related to Compensation payable after the Determination Date. Installment payments may be reamortized periodically to reflect investment results.

5.9  Payment to Guardian

     The Compensation Committee may direct payment to the duly appointed guardian, conservator, or other similar legal representative of a Participant or Beneficiary to whom payment is due. In the absence of such a legal representative, the Compensation Committee may, in its sole and absolute discretion, make payment to a person having the care and custody of a minor, incompetent or person incapable of handling the disposition of property upon proof satisfactory to the Compensation Committee of incompetency, minority, or incapacity. Such distribution shall completely discharge the Compensation Committee from all liability with respect to such benefit.


                      ARTICLE VI--BENEFICIARY DESIGNATION

6.1  Beneficiary Designation

     The Beneficiary Designation for benefits under this Plan shall be made by the Participant on a form provided by or acceptable to the Compensation Committee. If the Participant fails to make a valid Beneficiary Designation, then the Beneficiary shall be the same as the Beneficiary Designation most recently completed by the Participant for other retirement benefits provided by the Company.

PAGE 10 - DEFERRED COMPENSATION PLAN

                          ARTICLE VII--ADMINISTRATION

7.1  Committee; Duties

     This Plan shall be administered by the Compensation Committee of the Board of Directors. The Compensation Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Compensation Committee members shall control any decision. The Chairman of the Board will vote if the Compensation Committee cannot come to a majority decision. Members of the Compensation Committee may be Participants under this Plan.

7.2  Agents

     The Compensation Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3  Binding Effect of Decisions

     The decision or action of the Compensation Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4  Indemnity of Committee and Administrators

     The Company shall indemnify and hold harmless the members of the Compensation Committee and those persons whom the Committee designates to administer the Plan against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such person's service on the Compensation Committee, except in the case of gross negligence or willful misconduct.


                        ARTICLE VIII--CLAIMS PROCEDURE

8.1  Claim

     The Compensation Committee shall establish rules and procedures to be followed by Participants and Beneficiaries in (a) filing claims for benefits, and (b) for furnishing and verifying proofs necessary to establish the right to benefits in accordance with the Plan, consistent with the remainder of this Article. Such rules and procedures shall require that claims and proofs be made in writing and directed to the Compensation Committee.

8.2  Review of Claim

     The Compensation Committee shall review all claims for benefits. Upon receipt by the Compensation Committee of such a claim, it shall determine all facts which are necessary to establish the right of the claimant to benefits under the provisions of the Plan and the amount thereof as herein provided within thirty (30) days of receipt of such claim. If prior to the expiration of the initial thirty (30) day pe-

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

riod, the Compensation Committee determines additional time is needed to come to a determination on the claim, the Compensation Committee shall provide written notice to the Participant, Beneficiary or other claimant of the need for the extension, not to exceed a total of one hundred eighty (180) days from the date the application was received.

8.3  Notice of Denial of Claim

     In the event that any Participant, Beneficiary or other claimant claims to be entitled to a benefit under the Plan, and the Compensation Committee determines that such claim should be denied in whole or in part, the Compensation Committee shall, in writing, notify such claimant that the claim has been denied, in whole or in part, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such claimant and shall refer to the specific sections of the Plan relied on, shall describe any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and where appropriate, shall include an explanation of how the claimant can obtain reconsideration of such denial.

8.4  Reconsideration of Denied Claim

          (a) Within sixty (60) days after receipt of the notice of the denial of a claim, such claimant or duly authorized representative may request, by mailing or delivery of such written notice to the Compensation Committee, a reconsideration by the Compensation Committee of the decision denying the claim. If the claimant or duly authorized representative fails to request such a reconsideration within such sixty (60) day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Compensation Committee is correct. If such claimant or duly authorized representative requests a reconsideration within such sixty
     (60) day period, the claimant or duly authorized representative shall have thirty (30) days after filing a request for reconsideration to submit additional written material in support of the claim, review pertinent documents, and submit issues and comments in writing.

          (b) After such reconsideration request, the Compensation Committee shall determine within sixty (60) days of receipt of the claimant's request for reconsideration whether such denial of the claim was correct and shall notify such claimant in writing of its determination. The written notice of decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. In the event of special circumstances determined by the Compensation Committee, the time for the Compensation Committee to make a decision may be extended by an additional sixty (60) days upon written notice to the claimant prior to the commencement of the extension.


                 ARTICLE IX--AMENDMENT AND TERMINATION OF PLAN

9.1  Amendment

     The Compensation Committee may at any time amend the Plan by written instrument, notice of which is given to all Participants and to any Beneficiaries to whom a benefit is due, subject to the following:

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          (a)  Preservation of Account Balance. No amendment shall reduce the amount accrued in any Account to the date such notice of the amendment is given.

          (b) Changes in Investment Indexes. Amendments may change the Investment Indexes available to Participants for any date subsequent to the date of amendment.

9.2  Employer's Right to Terminate

     The Compensation Committee may at any time partially or completely terminate the Plan if, in its sole judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of Employer.

          (a) Partial Termination. The Compensation Committee may partially terminate the Plan by not accepting any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

          (b) Complete Termination. The Compensation Committee may completely terminate the Plan by not accepting any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. If such a complete termination occurs, the Plan shall cease to operate and Employer shall pay out each Account. Payment shall be made in substantially equal annual installments over the following period, based on the Account balance:

                 Account Balance                 Payout Period
     ----------------------------------------------------------
     Less than $100,000                             Lump Sum
     $100,000 but less than $500,000                3 Years
     More than $500,000                             5 Years
     ==========================================================

     Payments shall commence within sixty (60) days after the Compensation Committee terminates the Plan and earnings shall continue to be credited on the unpaid Account balance.


                           ARTICLE X--MISCELLANEOUS

10.1 Unfunded Plan

     This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

10.2 Unsecured General Creditor

     Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of Employer or any other party for payment of benefits under this Plan. Any property which may be purchased by Employer in connection with this Plan shall remain its general, unpledged and unrestricted assets. Employer's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

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

10.3 Trust Fund

     At its discretion, the Employer may establish one (1) or more trusts, with such trustees as the Compensation Committee may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust shall be irrevocable, its assets shall be held for payment of all the Company's general creditors in the event of insolvency or bankruptcy. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Employer.

10.4 Nonassignability

     Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.5 Not a Contract of Employment

     This Plan shall not constitute a contract of employment between Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge a Participant at any time.

10.6 Governing Law

     The provisions of this Plan shall be construed and interpreted according to the laws of the State of Oregon, except as preempted by federal law.

10.7 Validity

     In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.8 Notice

     Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Compensation Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Employer's records.

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

10.9 Successors

     The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.

                                        PLANAR SYSTEMS, INC.

                                        By:_____________________________________

                                        Name:___________________________________
                                             (Please Print)

                                        Title:__________________________________

                                        Dated:__________________________________

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